FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2003
(date of earliest event reported June 20,2003)

Commission File Number:  0-11596


ExperTelligence, Inc.
(Exact name of registrant as specified in its charter)

California                                     95-3506403
(State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation)                        Identification No.)

614 Chapala Street, Santa Barbara, California 93101
(Address of principal executive offices and zip code)


Registrant's telephone number:  (805) 962-2558

Item 5 - OTHER EVENTS
On June 20, 2003, Expertelligence (the "Company") announced that it has made major enhancements to its web-based, real-time stock market website, 3DStockCharts.com, and that it has made basic access to the site free.

3DStockCharts provides stock trading data from all of the major ECNs (Electronic Communication Networks) in a single integrated, real-time feed, showing not only the best bid and ask orders (called "top of book" data) but all limit orders for any given stock at any given moment (called "full-book" data). The company sells this data to individual investors though subscriptions to its website, www.3dstockcharts.com, and in charts, graphs, watchlists, and data feeds to other websites and very high-volume traders under special arrangements.

Among the enhancements are are the addition of a full-book data from Instinet, expanding on the top-of-book data the company previously provided, and full-book data from ArcaEx, which replaces the old Archipelago and RediBook ECNs. "3DStockCharts is the only source for real-time data integrated from all of the major ECNs," said William Urschel, CEO, "we offer a unique and very powerful view on the market."

Other enhancements include a beefed-up WatchList trading tool that uses streaming, real-time data. Users can create one (or more) portfolios of stocks, which update price and volume information constantly. Clicking on a stock in a WatchList table calls up any of six different charts, graphs, or tables on that stock. A visitor can have multiple charts for multiple stocks on screen at one time. The WatchList remembers which charts were open and where they were positioned, and redisplays them the next time the visitor returns to the site.

"Along with these enhancements, the company now offers basic access at no charge," said Urschel, "We cover our costs through advertising revenue." The 3DStockCharts site is a member of ExperTelligence's new ACN advertising network, which runs closely-targeted and better-paying ads, according to the company. Advanced subscriptions to the 3DStockCharts website, which offer even more powerful tools for stock traders, are still available for $14.95 per month.

The company's signature chart is a live, three-dimensional chart showing all bids and asks for a stock, with price and volume, updated every two seconds, showing changes over time. In essence, the entire activity in a stock -- before it trades -- can be watched on a single screen. Stock traders use 3DStockCharts for gauging buying and selling pressure and momentum, watching the effect of minute-by-minute news on a stock, and (especially after-hours) taking advantage of arbitrage opportunities between ECNs. Longer-horizon investors use 3DStockCharts for timing their moves into and out of the market, squeezing the most profit out of each move.

ExperTelligence Inc., founded in 1980, has operated as a technology incubator, creating over 15 separate products and 7 patents to date. Its flagship product is a new real-time profile-based advertising network called Advertising Commerce Network. The company is traded over the counter (EXGP.PK). The company's website is at www.expertelligence.com.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2003
ExperTelligence, Inc.
By: /s/ William Urschel
Name: William Urschel
Title: CEO


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